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                                                                 EXHIBIT 23.4

                      CONSENT OF PRICEWATERHOUSECOOPERS LLP

          We hereby consent to the use in the Registration Statement on Form S-4 (the "Registration Statement") of Consolidated Container Company LLC and Consolidated Container Capital, Inc. In connection with the 10 1/8% Senior Subordinated Notes due 2009 of our report dated July 1, 1997, with respect to the combined financial statements of Plastics Management Group, predecessor of Sulga Packaging, and to the reference to or under the heading "Experts" in the prospectus which is part of the Registration Statement.


                                                /s/ PricewaterhouseCoopers LLP
                                                --------------------------
                                                PricewaterhouseCoopers LLP



Boston, Massachusetts
September 27, 1999